UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      October 1, 2013

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084	55-0717455

(Commission File No.)	(IRS Employer Identification No.)

2450 First Avenue P. O. Box 2968 Huntington, West Virginia	25728

(Address of Principal Executive Offices)	(Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

    Champion Industries, Inc.'s ("the Company") term loan facilities and revolving credit facility pursuant to a Credit Facility with a syndicate of banks (“Lender Parties”) terminated as a result of the expiration of the Forbearance Period as of September 30, 2013. By letter dated October 1, 2013 the Lender Parties advised the Company that as a result of this termination the Administrative Agent and the Lender Parties, among all of their other rights and remedies, are no longer obligated to either (i) forbear from (a) accelerating the maturity of the Loans, (b) terminating the Commitments, (c) otherwise enforcing payment of the Obligations of the Borrower under the Loan Documents, or (d) exercising any other rights and remedies available to them under the Loan Documents or applicable law; or (ii) make any Loans, extensions of credit, or other financial accommodations to, or for the benefit of, the Company under the Credit Agreement. In addition, on September 30, 2013, the Revolving Credit Termination Date occurred and the final maturity of Term Loans A and Term Loans B occurred, on which date all principal, interest and other amounts owing with respect to the Loans became due and payable. The Company has failed to pay such amounts. As a result of the foregoing, on and after October 1, 2013, absent the continuing consent of the Administrative Agent in its sole and absolute discretion, the Company shall not have the right to : (A) request any Revolving Loans; (B) request the issuance of any Letter of Credit; (C) draw or otherwise request as a Temporary Overadvance (as defined in the Forbearance Agreement).

    The Administrative Agent further advised that, at this time, the Lender Parties have not determined what actions they (or any of them) will take with respect to the Forbearance Expiration and Borrower’s failure to repay the Loan as required, and the Lender Parties expressly reserve all rights and remedies available to them under the Agreements and the other Loan Documents, at law and in equity (the “Rights and Remedies”). Notwithstanding the foregoing,  the Administrative Agent may, in its sole and absolute discretion, continue for so long as is determined by the Administrative Agent to (i) cease the daily cash sweep of excess collected and available funds, if any, in the Company’s and its subsidiaries deposit and operating accounts for application to the Revolving Loans as provided by Section 9(g) of the Forbearance Agreement and (ii) to permit Borrower to use all collected and available funds in the applicable accounts maintained at the Administrative Agent in accordance with the Credit Agreement so long as (a) the Company and its subsidiaries comply with all of their covenants and other agreements under the Credit Agreement, the Guarantee, and the Forbearance Agreement as if, with respect to the Company and its subsidiaries covenants and other agreements under the Forbearance Agreement, the Forbearance Period had not terminated and the Forbearance Agreement were in full force and effect, and (b) the Revolving Loan balance does not exceed $5,500,000 as of the opening of business on October 1, 2013. The Lender Parties expressly reserve the right to discontinue, without notice to any of the Company or its subsidiaries of any kind whatsoever, any Collected Funds Non-Application or any Usage of Funds, and none of the Company or its subsidiaries should have any expectation that Administrative Agent will continue any Collected Funds Non-Application or any Usage of Funds after October 1, 2013.

    The Lender Parties advised that no Lender Party's (i) consideration of what actions such Lender  Party may take or (ii) acceptance of any payments on account of the Obligations shall constitute, or be deemed to be, a waiver of the Forbearance Expiration or any of the rights of the Lender Parties to exercise any of or more of the Rights and Remedies. No actions previously taken or not taken by the Lender Parties (or any one or more of them), or (iii) anything contained in the Lender Parties' letter will constitute, or be deemed to be, (a) a waiver of the Forbearance Expiration, (b) a modification or amendment of the Loan Documents, or (c) any commitment by the Lender Parties to extend any loans, financial accommodations, or forbearances to any of the Loan Parties or any other Person.

    The Company believes it has received guidance from the Administrative Agent that will allow the Company to operate on a cash basis from October 1, 2013 until further advised by the Administrative Agent. The Company believes it has reasonable opportunities to potentially exit its current credit facilities with the Lender Parties, if such exit is agreed upon and approved by the Lender Parties as a  whole. The Company has had numerous discussions with the Administrative Agent and certain members of the Lender Parties and the Company believes the Lender Parties are generally in favor of such an exit.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: October 4, 2013
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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